EXHIBIT 23.E


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement of our reports dated June 30, 1997, included (or incorporated by reference) in Federal Express Corporation's Form 10-K for the year ended May 31, 1997, and to all references to our firm included in this registration statement.

/s/ Arthur Andersen LLP
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ARTHUR ANDERSEN LLP
Memphis, Tennessee
May 11, 1998.